EXHIBIT 99.1

For Immediate Release

Contact:
Timothy K. Zimmerman	Andrew W. Hasley	Susan A. Parente
Chief Executive Officer	President	EVP and Chief Financial Officer
(412) 856-0363	(412) 781-0320	(412) 856-0363

Standard AVB Financial Corp. Announces the Mailing of the Proxy Statement for the 2017 Annual Meeting of Stockholders

MONROEVILLE, PA, October 30, 2017 – Standard AVB Financial Corp. (the "Company") (OTCQX: STND), announced today that the proxy statement for the 2017 Annual Meeting of Stockholders has been mailed to stockholders of record as of October 10, 2017. The Annual Meeting will be held at the Doubletree Hotel Pittsburgh/Monroeville Convention Center, 101 Mall Boulevard, Monroeville, Pennsylvania 15146, on December 5, 2017 at 9:00 a.m., Eastern time. Stockholders of record will receive a copy of the proxy statement and instructions on how to vote, either in person or by proxy. The proxy statement is available on the Company's website at https://www.standardbankpa.com/stndproxy.